Exhibit 99.2

Isoray To Announce Third Quarter Fiscal 2022 Financial Results on May 10, 2022

Conference Call is Tuesday, May 10, 2022 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, Wash., April 29, 2022 (GLOBE NEWSWIRE) --  Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy, today announced that it will host a conference call to discuss its financial results for the third quarter fiscal 2022 ended March 31, 2022 on Tuesday, May 10, 2022, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the third quarter fiscal year 2022 after the close of the U.S. stock markets on Tuesday, May 10, 2022.

To listen to the conference call, please dial (888) 506-0062. For callers outside the U.S., please dial (973) 528-0011.

The conference call will be simultaneously webcast and can be accessed at https://www.webcaster4.com/Webcast/Page/2199/45391. The webcast will be available until August 10, 2022 following the conference call.

About Isoray
Isoray, Inc. is a medical technology company pioneering advanced treatment applications and devices to deliver targeted internal radiation treatments for cancers throughout the body. Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Follow us on LinkedIn and Twitter.

Contact Data

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747